Exhibit 3.17
BY-LAWS
OF
BOLIVAR DEVELOPMENTAL TRAINING CENTER
* * *
ARTICLE I
Offices
     The principal office of the corporation in the State of Missouri shall be located in Bolivar, Missouri. The corporation may have such other offices, either within or without the State of Missouri, as the business of the corporation may require from time to time.
     The registered office of the corporation required by The General and Business Corporation Law of Missouri to be maintained in the State of Missouri may be, but need not be, identical with the principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II
Shareholders
     Section 1. Annual Meeting: The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later than six months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect dire ors at or within such time, shall not work forfeiture or a dissolution of the Corporation, and shall not otherwise affect valid corporate acts.
     Section 2. Special Meetings: Special meeting of the shareholders may be called by the President, by the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation.
     Section 3. Place of Meetings: The Board of Directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual meeting of the shareholders or for any special meeting of the shareholders called by the Board of Directors. The shareholders may designate any place, either within or without the State of Missouri, as the place for the holding of such meeting, and may include the same in a waiver of notice of any meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Missouri, except as otherwise provided in Section 5 of this article.
     Section 4. Notice of Meetings: Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.
     Section 5. Meeting of All Shareholders: If all of the shareholders shall meet at any time and place, either within or without the State of Missouri, and consent to the holding of a meeting, such meeting shall be valid, without call or notice, and at such meeting any corporate action may be taken.
     Section 6. Closing of Transfer Books or Fixing of Record Date: The Board of Directors of the corporation may close its stock transfer books for a period of not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any change or conversion or exchange of shares shall be effective or, in lieu thereof, may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to the date any change or reconversion or exchange of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment or rights, or to exercise rights in respect of any such change, conversion or exchange of shares; and the shareholders of record on such date of closing the transfer books, or on the record date so fixed, shall be the shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, as the case may be. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of its shareholdere entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business of the 20th day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, any any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.
     Section 7. Voting Lists: At least ten (10) days before each meeting of shareholders, the officer or agent having charge of the transfer book for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of, and the number of shares held by, each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. of kept in this state, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.
     Section 8. Quorum: A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting, from time to time, without further notice, to a date not longer than ninety (90) days from the date originally set for such meeting.
     Section 9. Proxies: At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
     Section 10. Voting of Shares: Subject to the provisions of Section 12, each outstanding share of capital stock having voting rights shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.
     Section 11. Voting of Shares by Certain Holders: Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.
     Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, curator, or. trustee may be voted by such fiduciary, either. in person or by proxy, but no guardian, curator, or trustee shall be entitled, as such fiduciary, to vote shares hold by him without a transfer of such shares into his name.
     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     Section 12. Cumulative Voting: In all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal or to distribute them on the same principal among as many candidates as he shall see fit.
     Section 13. Informal Action by Shareholders: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
ARTICLE III
Directors
     Section 1. General Powers: The business and affairs of the corporation shall be managed by its Board of Directors.
     Section 2. Number, Election and Term: The number of directors of the corporation, shall be three (3), each of whom shall be elected at the first annual meeting of the shareholders, and annually thereafter, for a term of one (1) year, and each of whom shall hold office until his successor has been elected and has qualified.
     Section 3. Regular Meetings: A regular meeting of the Board of Directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings with notice of such resolution to all directors.
     Section 4. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place in the United States, either within or without the State of Missouri, as the place for holding any special meeting of the Board of Directors called by them.
     Section 5. Notice: Notice of any special meeting shall be given at least five (5) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram provided, however, that if the designated meeting place is without the State of Missouri, an additional five (5) days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail. in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, of objecting to the transaction of any business because the meeting, is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     Section 6. Quorum: A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of DIrectors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
     Section 7. Manner of Acting: The act of the majority of the directors present at a meeting of the directors at which a quorum is present shall be at the act of the Board of Directors.

     Section 8. Vacancies: In case of the death or resignation or disqualification of one or more of the directors, a majority of the survivors or remaining directors may fill such vacancy or vancancies until the successor or successors are elected at the next annual meeting of the shareholders. A director elected to fill a vancancy shall serve until the next annual meeting of the shareholders.
     Section 9. Compensation: Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
Officers
     Section 1. Number: The officers of the corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a Secretary, and such other officers as may be elected in accordance with the provisions of this article. The president shall be chosen from the Members of the Board of Directors. The remaining officers of the corporation need not be chosen from the Members of the Board, but they may be so chosen. The Board of Directors, by resolution, may create the offices of one or more assistant Treasurers and assistant Secretaries, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.
     All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the property and affairs of the corporation as may be provided in the by-laws, or, in the absence of such provision, as may be determined by resolution of the Board of Directors.
     Section 2. Election and Term of Office: The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
     Section 3. Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 4. Vacancies: A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. President: The president shall be the principal executive officer of the corporation shall in general supervise and control all of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or Treasurer or any other proper officer therunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as my be prescribed by the Board of Directors from time to time.
     Section 6. The Vice-Presidents: In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice-Presidents in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     Section 7. The Treasurer: If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these by-laws; (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     Section 8. The Secretary: The Secretary shall: (a) keep the minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) by custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     Section 9. Assistant Treasurers and Assistant Secretaries: The assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharges of their duties in such sums and with such sureties as the Board of Directors shall determine. Assistant Secretaries and Treasurers, as thereunto authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The assistance Treasurers and assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.
     Section 10. Salaries: The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.
ARTICLE V
Contracts, Loans, Checks and Deposits
     Section 1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
     Section 2. Loans: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
     Section 3. Checks, Drafts, etc.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
     Section 4. Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.
ARTICLE VI
Certificates for Shares and Their Transfer
     Section 1. Certificates for Shares: Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or Vice-President and by the Secretary, Treasurer or an Assistant Secretary or Treasurer, and shall be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented therby with the number of shares and the date of issue shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     Section 2. Transfers of Shares: Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto unto -authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.
ARTICLE VII
Fiscal Year
     The fiscal year of the corporation shall begin on the first day of July in each year and end on the last day of June in each year.
ARTICLE VIII
Dividends
     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.
ARTICLE IX
Seal
     The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and words, “Corporate Seal, Missouri.”
ARTICLE X
Waiver of Notice
     Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of The General and Business Corporation Act of Missouri, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE XI
Indemnification Of Officers And Directors Against
Liabilities And Expenses In Actions
     Each director or officer, or former director or officer of this corporation, and his legal representatives, shall be indemnified by this corporation against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of, any action, suit, proceeding or claim in which he is made a party by reason of his being, or having been, such director or officer; and any person who, at the request of this corporation, served as director or officer of another corporation in which such corporation owned corporate stock, and his legal representatives, shall in like manner be indemnified by the corporation so requesting him to serve; provided that in neither case shall the corporation indemnify such director or officer with respect to any matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been liable for negligence or misconduct in the performance of his duties as such director or officer. The indemnification herein provided for, however, shall apply also in respect of any amount paid in compromise of any such action, suit, proceeding or claim asserted against such director or officer (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided the Board of Directors of the corporation shall have first approved such proposed compromise settlement and determined that the director or officer involved was not guilty of negligence or misconduct; but in taking such action any director involved shall not be qualified to vote thereon, and if for this reason a quorum of the Board cannot be obtained to vote on such matter it shall be determined by a committee of three persons appointed by the shareholders at a duly called special meeting or at a regular meeting. In determining whether or not a director or officer was guilty of negligence or misconduct in relation to any such matters, the Board of Directors or committee appointed by the shareholders, as the case shall be, may rely conclusively upon an opinion of independent legal counsel selected by such board or committee. ‘Any compromise settlement authorized herein shall not be effective until submitted to and approved by a Court of competent jurisdiction. The right to indemnification herein provided shall not be exclusive of any other rights to which such director or officer may be lawfully entitled.
ARTICLE XII
Amendments
     These by-laws may be altered, amended or repealed and any bylaws may be adopted at any annual meeting of the Board of Directors or at any special meeting of the Board of Directors call for that purpose. The Board of Directors may also adopt emergency by-laws as provided by law.

/s/ Marilyn Follis

/s/ Susie Baker
/s/ Frank Follis

UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS
OF
BOLIVER DEVELOPMENTAL TRAINING CENTER, INC.
     The undersigned being all of the members of the Board of Directors of BOLIVER DEVELOPMENTAL TRAINING CENTER, INC. (the “Corporation”), do hereby unanimously consent to the adoption of the following resolution effective as of October 20, 2004.
WHEREAS, the Board of Directors has determined that the bylaws of the Corporation are too specific with respect to the scheduling of the annual meeting of the Corporation and the Board of Directors has determined that it is in the best interest of the Board and of the Corporation to amend the bylaws to add greater flexibility and discretion with respect to the scheduling of the annual meeting;
RESOLVED, that Article II, Section 1 of the Bylaws of the Corporation be and they hereby are amended in its entirety to read as follows:
Annual Meetings. The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later than six months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect dire ors at or within such time, shall not work forfeiture or a dissolution of the Co p.ratio , and shall not otherwise affect valid corporate acts.

/s/ Ronald G. Geary

Ronald G. Geary

/s/ Ralph G. Gronefeld, Jr.

Ralph G. Gronefeld, Jr.

/s/ Steve Brunet

Steve Brunet